Exhibit 10.14

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), is made and entered into as of May 13, 2021 (the “Effective Date”), by and between Paymentus Holdings, Inc., a Delaware corporation (the “Company”), and JPMC Strategic Investments I Corporation, a Delaware corporation (“Holder”).

Recitals

In connection with entering into that certain Amended and Restated Schedule, entered into on or about the date hereof (the “SOW”), between the Paymentus Corporation, a subsidiary of the Company, as "Supplier", and JPMorgan Chase Bank, National Association, a national banking association and Affiliate of Holder, as "JPMC", the Company has agreed to issue to Holder, as and when, and subject to the terms and conditions, set forth herein, one or more Warrants (as defined below) to purchase a number of shares of Common Stock (the “Warrant Shares” and, together with such Warrant(s) and all shares of Common Stock (as defined below) or other securities, if any, issuable upon conversion of such Warrant(s), the “Securities”), and at such exercise price (the “Warrant Price”), as determined pursuant to this Agreement.

Terms

1.Definitions. Terms used in this Agreement and not otherwise defined shall have the meaning given to them in this Section 1:

“Acquisition” means a Sale of the Company or a SPAC Transaction.

“Affiliate” means with respect to any specified entity, any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified entity, where the term “control”, “controlled”, or “controlling” as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

"Aggregate Vested Percentage" means, as of any date of determination, the sum of all Vesting Percentages that have been determined (or will be determined as of such date) for each Vesting Period that has elapsed as of such date.  In no event will the Aggregate Vested Percentage exceed one hundred percent (100%).

"Board" means the board of directors of the Company.

"Common Stock" shall mean the Common Stock of the Company; provided that if such class of stock is split, converted or otherwise bifurcated, "Common Stock" shall mean such other class(es) of stock with the same economic rights as to which such Common Stock was split, converted or otherwise bifurcated (provided that the Common Stock issuable hereunder and a Warrant need not be provided with the same voting rights as any other stockholders (and may be provided with fewer votes per share than other classes of stock, including other classes of Common Stock)). For the avoidance of doubt, if the Company has more than one class of Common Stock outstanding (including after giving effect to an Initial Public Offering), any Warrant shall be exercisable for the publicly traded class of Common Stock regardless of what class of Common Stock other securities outstanding prior to an Initial Public Offering are converted into or other stockholders may hold (and Holder acknowledges and agrees that publicly traded classes of Common Stock typically provide for only one vote per share while other classes of Common Stock may provide for more votes per share).

“Equity Financing” means a bona fide equity financing pursuant to which the Company issues and sells shares of its equity securities to investors for the principal purpose of raising capital.

"Initial Public Offering" means the first consummated Public Offering.

"Net Revenue" means, without duplication, the portion of the net revenue share actually paid to Paymentus Corporation pursuant to Section 2 of Exhibit E ("Fee, Revenue Share and Accelerated Growth Exhibit") of the SOW.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Post-Acquisition Vested Warrant Shares" means, with respect to any Vesting Period that would have ended after the consummation of an Acquisition, a hypothetical number of Warrant Shares calculated by dividing (x) the product of (i) the Vesting Percentage (if any) for each such Vesting Period multiplied by (ii) $8,750,000 by (y) the Warrant Price (determined in accordance with Section 2(b)(ii)(D), in the case of an Acquisition that is a SPAC Transaction, and in accordance with Section 2(b)(iii)(C), in the case of an Acquisition that is a Sale of the Company).  By way of example only, if an Acquisition occurred on June 30, 2022 and (x) the Vesting Percentage for the twelve-month period ending December 31, 2023 was 25% (and assuming that as of December 31, 2023, the Aggregate Vested Percentage was less than or equal to 75%) and (y) the Warrant Price was $300, the Post-Acquisition Vested Warrant Shares with respect to the twelve-month period ending on December 31, 2023 would be 7,291.6667.

"Public Offering" means any underwritten sale of the Company's capital stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following will not be considered a Public Offering: (i) any issuance of capital stock as consideration for a merger or acquisition, (ii) any issuance of capital stock or rights to acquire capital stock to existing stockholders or to employees of the Company or its subsidiaries on Form S-4 or S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise or (iii) a SPAC Transaction.

“Sale of the Company” means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any stockholders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act), other than any Affiliate(s) of AKKR Management Company, LLC and/or Dushyant Sharma (or any of his immediate family members or any trust or other Person for their benefit) (and including any "group" under the Securities Exchange Act (including rule 13D promulgated thereunder) that consists of one or more of the foregoing), owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, or (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term "group" is used under the Securities Exchange Act), other than any Affiliate(s) of AKKR Management Company, LLC and/or Dushyant Sharma (or any of his immediate family members or any trust or other Person for their benefit) (and including any "group" under the Securities Exchange Act (including rule 13D promulgated thereunder) that consists of one or more of the foregoing); provided, however, that a “Sale of the Company” shall not include a SPAC Transaction or a Public Offering.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Signing Date Vested Warrant Shares" shall mean a number of Warrant Shares equal to (x) $8,750,000 divided by (y) the applicable Warrant Price (as determined pursuant to Section 2(b) in connection with the event giving rise to the Initial Issuance Event).

“SPAC Transaction” means a transaction or series of transactions (whether by merger, consolidation, or transfer or issuance of equity securities or otherwise) whereby a "special purpose acquisition company", "blank check company" or similar entity with publicly traded equity securities (but excluding for clarity an operating company (or Affiliate thereof)) acquires all of the equity securities of the Company or any surviving or resulting company (or similar transaction).

"Vesting Percentage" means, with respect to any applicable Vesting Period, a percentage determined by dividing (x) the amount of Net Revenue recognized by Paymentus Corporation during such Vesting Period (without duplication) by (y) $40,000,000.  Notwithstanding the foregoing, if any Vesting Percentage for any Vesting Period, if such Vesting Percentage were given effect, would cause the Aggregate Vested Percentage to exceed 100%, the Vesting Percentage for such Vesting Period shall be reduced to such percentage required to cause the Aggregate Vested Percentage, if such reduced Vesting Percentage were given effect, to equal 100%.  From and after the Aggregate Vested Percentage equaling 100%, any Vesting Percentage for any subsequent Vesting Period shall automatically be deemed to be 0%.  Each Vesting Percentage shall be determined by the Board in good faith.  For the avoidance of doubt, the Net Revenue above excludes amounts paid, payable, deemed paid or deemed payable to Holder or its Affiliates pursuant to the revenue sharing provisions of the SOW (e.g., the portion of any revenue received by Paymentus from a customer under the SOW that is then paid or payable to Holder or its Affiliates). By way of example only, if the Net Revenue with respect to the twelve-month period ending December 31, 2022 (i.e., the Vesting Period ending on December 31, 2022) was $10,000,000 (and the Net Revenue with respect to any prior Vesting Period was less than or equal to $30,000,000), the Vesting Percentage with respect to such Vesting Period ending on December 31, 2022 would be 25%.  By way of further example only, if the Net Revenue with respect to the twelve-month period ending December 31, 2023 (i.e., the Vesting Period ending on December 31, 2023) was $20,000,000 (and the aggregate Net Revenue with respect to all prior Vesting Periods was $30,000,000), the Vesting Percentage with respect to such Vesting Period ending on December 31, 2023 would be 25%.

"Vesting Period" means each annual period ending on December 31 of each of the following years: 2021, 2022, 2023, 2024 and 2025.

“Voting Warrant Shares” shall mean Warrant Shares that have voting rights (of the type issuable upon the exercise of any Warrant Shares under any Warrant issued hereunder and in accordance with the terms hereof and thereof) under the certificate of incorporation or any comparable document of the Company.

“Warrant” means a warrant to purchase Warrant Shares issued by the Company pursuant to this Agreement and in the form set forth on Exhibit A.

2.Issuance of Warrants

(a)Issuance of Warrants. The Company shall issue a Warrant reflecting the Holder’s right to purchase such number of Warrant Shares, and at such Warrant Price, as determined pursuant to

Section 2(b) of this Agreement on the applicable dates (each such date on which an issuance is required pursuant to this Section 2(a), an “Issue Date”) pursuant to the applicable Initial Issuance Event provided below in this Section 2(a) (subject to Holder continuing to fulfill its obligations in all material respects under the SOW) following the earliest to occur of the following events (the first event to occur which results in the issuance of any Warrants, the "Initial Issuance Event"):

(i)

The consummation of the first Equity Financing after the first anniversary of the date hereof and, in any event, occurring prior to an Initial Public Offering and, to the extent the Vesting Percentage for any Vesting Period ending thereafter is greater than zero percent (0%), no later than 60 days following the end of each applicable Vesting Period thereafter;

(ii)

Immediately prior to the consummation of a SPAC Transaction and, to the extent the applicable Vesting Percentage for any Vesting Period ending thereafter is greater than zero percent (0%), no later than 60 days following the end of each applicable Vesting Period thereafter;

(iii)	Immediately prior to the consummation of a Sale of the Company;
(iv)

Immediately after the consummation of an Initial Public Offering and, to the extent the applicable Vesting Percentage for any Vesting Period ending thereafter is greater than zero percent (0%), no later than 60 days following the end of each applicable Vesting Period thereafter; or

(v)	On the date which is thirty (30) days prior to the Expiration Date.

Notwithstanding the foregoing, once an Initial Issuance Event has occurred, any Warrants to be issued hereunder shall only be issued pursuant to the corresponding subsection of Section 2(b) with respect to such Initial Issuance Event and no other event contemplated in this Section 2(a) shall separately give rise to an obligation to issue any Warrants hereunder.  By way of example, in the event that the first event to occur that is the "Initial Issuance Event" is an Initial Public Offering, all Warrants will be issued only pursuant to Section 2(a)(iv) regardless of any latter occurrence of an event described in clauses (i), (ii) or (iii) (e.g., in the event a Sale of the Company occurs after such Initial Public Offering, no Warrants would be issuable pursuant to Section 2(a)(iii) above).  For purposes of this Warrant Agreement, “consummation” of an Initial Public Offering shall be defined as the earlier of the date of (i) the consummation of the exercise in full of any greenshoe option in connection with an Initial Public Offering and (ii) the expiration of the underwriters’ option to exercise such a greenshoe option (it being understood that, notwithstanding the foregoing, once an Initial Public Offering has occurred, Warrant Shares will not be issuable pursuant to Sections 2(a)(i), (ii), (iii) or (v) even if such an event were to occur prior to consummation or expiration of any such greenshoe option).

(b)Class; Shares; Exercise Price

(i)Equity Financing. If the Issue Date is determined pursuant to Section 2(a)(i), then:

(A)The Class of the Warrant Shares shall be Common Stock;

(B)The number of Warrant Shares issuable pursuant to such Warrant in connection with the consummation of such Equity Financing shall be the sum of (x) the Signing Date Vested Warrant Shares plus (y) a number of Warrant Shares calculated by dividing (1) the product of (i)

$8,750,000 multiplied by (ii) the Aggregate Vested Percentage (if any) as of the initial Issue Date, by (2) the Warrant Price;

(C)The number of Warrant Shares issuable pursuant to such Warrant in connection with the end of each Vesting Period ending after the initial Issue Date shall be calculated by dividing (x) the product of (i) the Vesting Percentage (if any) for each such Vesting Period multiplied by (ii) $8,750,000 by (y) the Warrant Price; and

(D)The Warrant Price shall be equal to (x) eighty seven and one-half percent (87.5%) multiplied by (y) the fair market value of the Common Stock (determined by the price per share paid with respect to any shares of Common Stock issued in connection with such Equity Financing, and if no shares of Common Stock are issued in connection with such Equity Financing, as determined by the Board in good faith).

By way of example only, if an Equity Financing was consummated on November 30, 2022 (and no other event contemplated by any other sub-section of this Section 2(b) had been consummated prior to such date) pursuant to which Common Stock was issued at per share price of $100 (such that the Warrant Price was $87.50) and Net Revenue of $10,000,000 was realized with respect to the Vesting Period ending on December 31, 2021, 125,000 Warrant Shares would be issued in connection with such Equity Financing.

(ii)	SPAC Transaction. If the Issue Date is determined pursuant to Section 2(a)(ii), then:

(A)The Class of the Warrant Shares shall be Common Stock;

(B)The number of Warrant Shares issuable pursuant to such Warrant in connection with the consummation of such SPAC Transaction shall be the sum of (x) the Signing Date Vested Warrant Shares plus (y) a number of Warrant Shares calculated by dividing (1) the product of (i) $8,750,000 multiplied by (ii) the Aggregate Vested Percentage (if any) as of the initial Issue Date, by (2) the Warrant Price;

(C)Unless otherwise elected pursuant to Section 2(d), the number of Warrant Shares issuable pursuant to such Warrant in connection with the end of each Vesting Period ending after the initial Issue Date shall be calculated by dividing (x) the product of (i) the Vesting Percentage (if any) for each such Vesting Period multiplied by (ii) $8,750,000 by (y) the Warrant Price; and

(D)The Warrant Price shall be equal to (x) eighty seven and one-half percent (87.5%) multiplied by (y) the fair market value of the Common Stock implied by such SPAC Transaction as determined by the Board in good faith.

By way of example only (and subject to Section 2(d)), if a SPAC Transaction was consummated on November 30, 2022 (and no other event contemplated by any other sub-section of this Section 2(b) had been consummated prior to such date) pursuant to which shares Common Stock had a fair market value of $100 (as implied by such SPAC Transaction and as determined by the Board in good faith, such that the Warrant Price was $87.50) and Net Revenue of $10,000,000 was realized with respect to the Vesting Period ending on December 31, 2021, 125,000 Warrant Shares would be issued in connection with such SPAC Transaction.

(iii)Sale of the Company. If the Issue Date is determined pursuant to Section 2(a)(iii), then:

(A)The Class of the Warrant Shares shall be Common Stock;

(B)The number of Warrant Shares issuable pursuant to such Warrant in connection with the consummation of such Sale of the Company shall be the sum of (x) the Signing Date Vested Warrant Shares plus (y) a number of Warrant Shares calculated by dividing (1) the product of (i) $8,750,000 multiplied by (ii) the Aggregate Vested Percentage (if any) as of the initial Issue Date, by (2) the Warrant Price;

(C)The Warrant Price shall be equal to (x) eighty seven and one-half percent (87.5%) multiplied by (y) the fair market value of the Common Stock implied by such Sale of the Company as determined by the Board in good faith.

By way of example only (and subject to Section 2(d)), if Sale of the Company was consummated on November 30, 2022 (and no other event contemplated by any other sub-section of this Section 2(b) had been consummated prior to such date) pursuant to which shares of Common Stock had a fair market value of $100 (implied by such Sale of the Company as determined by the Board in good faith, such that the Warrant Price was $87.50) and Net Revenue of $10,000,000 was realized with respect to the Vesting Period ending on December 31, 2021, 125,000 Warrant Shares would be issued in connection with such Sale of the Company.

(iv)Initial Public Offering. If the Issue Date is determined pursuant to Section 2(a)(iv), then:

(A)The Class of the Warrant Shares shall be Common Stock;

(B)The number of Warrant Shares issuable pursuant to such Warrant in connection with the consummation of such Initial Public Offering shall be the sum of (x) the Signing Date Vested Warrants plus (y) a number of Warrant Shares calculated by dividing (1) the product of (i) $8,750,000 multiplied by (ii) the Aggregate Vested Percentage (if any) as of the initial Issue Date, by (2) the Warrant Price;

(C)The number of Warrant Shares issuable pursuant to such Warrant in connection with the end of each Vesting Period ending after the initial Issue Date shall be calculated by dividing (x) the product of (i) the Vesting Percentage (if any) for each such Vesting Period multiplied by (ii) $8,750,000 by (y) the Warrant Price; and

(D)The Warrant Price shall be equal to (x) eighty seven and one-half percent (87.5%) multiplied by (y) the fair market value of the Common Stock (determined by the final initial offering price (i.e., prior to underwriting discounts and commissions) at which Common Stock is sold to the public and as reflected in the Company's final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 of the Securities Act).

By way of example only, if an Initial Public Offering was consummated on June 30, 2021 (and no other event contemplated by any other sub-section of this Section 2(b) (other than an Equity Financing) had been consummated prior to such date) pursuant to which shares of Common Stock had an offering price of

$100 in connection with such Initial Public Offering (such that the Warrant Price was $87.50), 100,000 Warrant Shares would be issued in connection with such Initial Public Offering.

(v)Expiration. If the Issue Date is determined pursuant to Section 2(a)(v), then:

(A)The Class of the Warrant Shares shall be Common Stock;

(B)The number of Warrant Shares issuable pursuant to such Warrant on the day which is thirty (30) days prior to the Expiration Date shall be the sum of (x) the Signing Date Vested Warrants plus (y) a number of Warrant Shares calculated by dividing (1) the product of (i) the Aggregate Vested Percentage (if any) as of the Expiration Date, multiplied by (ii) $8,750,000 by (2) the Warrant Price; and

(C)The Warrant Price shall be equal to (x) eighty seven and one-half percent (87.5%) multiplied by (y) fair market value of the Common Stock (as determined by the Board in good faith).

By way of example only, if, as of the day which is thirty (30) days prior to the Expiration Date (if no other event contemplated by any other sub-section of this Section 2(b) had been consummated as of such date), and shares of Common Stock had a fair market value of $100 (as determined by the Board in good faith, such that the Warrant Price was $87.50) and aggregate Net Revenue of $30,000,000 was realized with respect to all Vesting Periods (such that the Aggregate Vested Percentage was seventy-five percent (75%)), 175,000 Warrant Shares would be issued in connection with such exercise.

(vi)Cap on Warrant Shares. Notwithstanding anything to the contrary in this Agreement, to the extent that the value of the Warrant Shares issuable under this Agreement, as calculated under FINRA Rule 5110(c)(3), plus the value of all other items of compensation that are received in connection with the Company’s initial public offering, as defined in Rule 5110, exceeds the limitation on underwriting compensation under such rule, the Holder shall promptly notify the Company in writing and the maximum number of Warrant Shares that may be earned and subject to Warrants contemplated by this Agreement shall be set at one (1) Warrant Share less than the number of such Warrant Shares that would be required to result in such total underwriting compensation equaling or exceeding such FINRA limit underwriting compensation and the Holder shall provide such maximum number of Warrant Shares to the Company in writing.  If the Issue Date is determined pursuant to Section 2(a)(iv), then the foregoing limitation is applicable with respect to any Warrant Shares issuable under this Agreement, whether issued in connection with the consummation of the Company’s initial public offering or thereafter. In no event will this Section 2(b)(vi) result in the issuance of more Warrant Shares than would otherwise be issuable hereunder.

(c)Warrant Closing; Deliveries. The issuance of any Warrant pursuant hereto (a “Warrant Closing”) shall take place remotely via exchange of documents. At each Warrant Closing, the Company shall deliver the applicable Warrant dated as of the date of such Warrant Closing, duly executed by an authorized officer of the Company.

(d)Acquisition Payment.  In the event of an Acquisition, if the Aggregate Vested Percentage is less than one hundred percent (100%) as of the consummation of such Acquisition then, at the Company's election, the Company (or its successor or any successor to substantially all of the Company's assets) may (but shall not be required to), in lieu of any applicable obligations hereunder (x) in the event of a SPAC Transaction, issue Warrant Shares (to the extent issuable) pursuant to and in accordance with Section 2(b)(ii)(C), (y) pay the Holder the amount that would have been payable (at the implied value based on the Acquisition) with respect to the Warrant Shares that had not been issued in connection with such Acquisition (or, if an Equity Financing or Initial Public Offering occurred prior to such Acquisition, the Warrant Shares that had not been issued as of the consummation of such Acquisition) within 60 days following the end of each Vesting Period with respect to the Post-Acquisition Vested Warrant Shares for such Vesting Period (provided that the Holder continues to fulfill its obligations under the SOW) from time to time following the Acquisition or (z) make a cash payment to the Holder calculated by multiplying (1) the proceeds payable with respect to each Warrant Share in connection with the consummation of such Acquisition by (2) a fraction, the numerator of which is calculated by multiplying (i) $8,750,000 by (ii) the excess of one hundred percent (100%) over the Aggregate Vested Percentage as of the consummation (and after giving effect to) such Acquisition and the denominator of which is the Warrant Price (determined in accordance with Section 2(b)(ii)(D), in the case of an Acquisition that is a SPAC Transaction, and in accordance with Section 2(b)(iii)(C), in the case of an Acquisition that is a Sale of the Company).

(e)Drag-Along. If requested by the Company in connection with an Acquisition (an "Approved Acquisition"), Holder shall vote for, consent to and raise no objections against, and shall not make any claim with respect to or take any action which is reasonably likely to hinder or cause an adverse effect on, such Approved Acquisition, regardless of the consideration being paid in such Approved Acquisition. If the Approved Acquisition is structured as a (i) merger or consolidation, you shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) sale of stock, you shall agree to sell up to all of your Warrant Shares (and, to the extent any Warrants have been exercised, shares of Common Stock) on the terms and conditions approved by the Company or (iii) as a sale of assets, you will vote in favor of any subsequent liquidation or other distribution of the proceeds therefrom in accordance with the Company's organizational documents as approved by the Board. Holder shall promptly take all actions necessary, reasonably desirable or otherwise requested by the Company in connection with the pursuit or consummation of an Approved Acquisition in order to expeditiously consummate such Approved Acquisition and any related transactions. For the avoidance of doubt and without limiting the foregoing, (a) Holder's obligations with respect to an Approved Acquisition shall not in any way be limited by the amount, nature, form or terms of the consideration to be paid in any Approved Acquisition, except as specifically provided herein, and (b) in connection with an Approved Acquisition, Holder may be required to execute a release of legal claims relating to Holder's interest in the Company.  Holder may be obligated to make representations with respect to Holder's Warrants and/or shares of Common Stock and Holder's authority and ability to enter into the Approved Acquisition and other customary representations about Holder (as reasonably requested by the Company), and may be required to provide indemnification in respect of, among other things, any representation made by the Company or its subsidiaries and/or made by any stockholder in respect of the Company, its subsidiaries or their respective businesses, operations, conditions, prospects or the like to the extent the Company's stockholders similarly provide such representations and such indemnification. Holder will be obligated to join on a pro rata basis in any purchase price adjustments, indemnification or other obligations that the sellers of equity securities (including warrants) are required to provide in connection with an Approved Acquisition (other than any such obligations that relate solely to a particular stockholder or warrantholder, such as indemnification with respect to representations and warranties given by a stockholder or warrantholder regarding such stockholder's or warrantholder's title to and ownership of equity securities (including warrants), in respect of which only such stockholder or such warrantholder, as applicable, will be liable). Notwithstanding anything to the contrary set forth herein and unless otherwise consented to by Holder in writing, Holder shall not be required to comply with any Approved Acquisition unless:

(i)

any representations and warranties to be made by Holder in connection with the Approved Acquisition are limited to representations and warranties related to authority, ownership, brokerage, and the ability to convey title to such Warrant Shares, including, but not limited to, representations and warranties that (i) Holder holds all right, title and interest in and to the Warrant Shares such Holder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Holder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Holder have been duly executed by the Holder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Holder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Holder in connection with the transaction, nor the performance of the Holder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Holder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Holder;

(ii)

such Holder is not required to agree (unless such Holder is a Company officer or employee) to any restrictive covenant (other than with respect to customary confidentiality obligations) in connection with the Approved Acquisition (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Approved Acquisition) or any release of claims other than a release in customary form of claims arising solely in such Holder’s capacity as a stockholder or warrantholder of the Company;

(iii)

such Holder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Holder may be required to agree to terminate this Warrant Agreement, any Warrants issued hereunder or any other investment-related documents between or among such Holder, the Company and/or other stockholders of the Company;

(iv)	the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Approved Acquisition, other than the Company;
(v)

liability with respect to any indemnification obligations shall be limited to such Holder’s applicable share thereof (determined based on the respective proceeds payable to Holder in connection with such Approved Acquisition in accordance with the provisions of the Company’s certificate of incorporation) but that in no event exceeds the amount of consideration otherwise payable to Holder in connection with such Approved Acquisition, except with respect to claims related to fraud, the liability for which need not be limited as to Holder; provided that the Holder shall be liable (subject to the foregoing aggregate limitation) for all indemnification obligations (and not a share or portion thereof) with respect to any breach of any representation, warranty, covenant or agreement by Holder;

(vi)

upon the consummation of the Approved Acquisition (i) each holder of a series or class of preferred stock will receive the same amount of consideration per share of such series or class of preferred stock (other than with respect to any differences in accrued dividends) as is received by other holders in respect of their shares of such same series, (ii) each holder of any series or class of common stock will receive the same amount of consideration per share of such series or class of common stock as is received by other holders in respect of their shares of such series or class of common stock, and (iii) unless waived pursuant to the terms of the Company’s certificate of incorporation or any other applicable governing document of the Company and as may be required by law, the aggregate consideration receivable by all holders of the preferred stock and common stock shall be allocated among the holders of preferred stock and common stock on the basis of the relative liquidation preferences to which the holders of each respective series of preferred stock and the holders of common stock are entitled in accordance with the Company’s certificate of incorporation or any other applicable governing document of the Company in effect immediately prior to the Approved Acquisition; provided, however, that, notwithstanding the foregoing provisions of this Section 2(e)(vi), if the consideration to be paid in exchange for the Warrant Shares held by the Holder, as applicable, pursuant to this Section 2(e)(vi) includes any securities and due receipt thereof by any stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to Holder in lieu thereof, against surrender of the Shares held by Holder, which would have otherwise been sold by Holder, an amount in cash equal to the fair value (as determined in good faith by the Board of the Company) of the securities which Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Warrant Shares held by the Holder;

(vii)

nothing in this Section 2(e)(vii) shall entitle Holder to receive any form of consideration that Holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

(f)Registration Rights.

(i)In the event the Company decides to register any Common Stock under the Securities Act in connection with which notice and an opportunity to register shares is given to any Affiliate of AKKR Management Company, LLC or Dushyant Sharma (or any of his immediate family members or any trust or other Person for their benefit) in their respective capacities as holders of Common Stock and at least one of them requests inclusion in such registration of its, his or her Common Stock, the Company shall deliver prompt written notice of the Company’s intent to register such Common Stock to the Holder, and the Holder shall have the opportunity to register (or cause to be registered) the number of Warrant Shares as the Holder may request, in accordance with the procedures applicable to the holders of such Common Stock who are eligible to register such Common Stock; provided, however, any such registration right given to the Holder shall be on terms that are pari passu with (or more favorable to) those granted to any other holder of Common Stock (other than any priority, withdrawal and other rights of any Affiliate of AKKR Management Company, LLC or Dushyant Sharma (or any of his immediate family members or any trust or other Person for their benefit)), except that the Holder’s right to withdraw from such registration shall be governed by the following sentence. The Holder shall be permitted to withdraw all or part of the Warrant Shares at any time at least five (5) business days prior to the effective date of such registration.

(ii)If at any time the Company’s Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will use its commercially reasonable efforts to apply to list, and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Warrant Shares issuable upon exercise of any Warrants.

3.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)The Warrant Shares and all shares of Common Stock or other securities, if any, issuable upon conversion of the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall, if applicable, at all times following the applicable initial Issue Date described in Section 2(a) of this Agreement, cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Securities as will be sufficient to permit the exercise in full of the Warrant(s) and the issuance of the Securities.

(b)Any corporate action required to be taken by the Board and/or stockholders of the Company in order to authorize the Company to enter into this Agreement and the Warrant(s), and to issue the applicable Securities has been taken or, with respect to the Securities, will be taken prior to the date of issuance of such Securities. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the Warrant(s) and the performance of all respective obligations of the Company thereunder has been taken or, in the case of the Warrant(s), will be taken prior to date of issuance of the Warrant. This Agreement constitutes, and the Warrant(s) will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)Assuming the accuracy of the Holder’s representations and warranties in Section 4 of this Agreement, the execution, delivery and performance of the Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4.Representations and Warranties of Holder. Holder represents and warrants to the Company as of the date hereof, and as of the date of issuance of each Warrant, as follows:

(a)Purchase for Own Account. The applicable Securities are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring any of the Securities.

(b)Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the applicable Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the applicable Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c)Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the applicable Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e)The Securities Act. Holder understands that the applicable Securities will not be registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands any Securities issued must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

(f)SOW.  JPMorgan Chase Bank, National Association is and has been in compliance with the SOW in all material respects or has cured such non-compliance in a manner reasonably satisfactory to the Company within thirty (30) days of receipt of written notice from the Company of such non-compliance.

5.Restrictive Legends.

(a)Legend. Holder understands that any certificates representing the Securities shall be stamped or imprinted with a legend substantially similar to the following (in addition to any other legend required by applicable law):

[THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF][THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND[, EXCEPT AS SET FORTH IN SECTION 5.2 BELOW,] MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(b)Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent, if applicable, in order to implement the restrictions on transfer established in Section 5(a) of this Agreement.

(c)Removal of Legend. The legend identified in Section 5(a) of this Agreement stamped or imprinted on any certificate evidencing any Securities and any stock transfer instructions and record notations with respect to such Securities, if applicable, shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale or transfer of such Securities may be made without registration or qualification. The Company agrees that it shall not require an opinion of counsel if (x) there is no material question as to the availability of Rule 144 promulgated under the Securities Act or (y) the transfer is to an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

6.Transfer of the Securities.

(a)Compliance with Securities Laws on Transfer. The Securities may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee.

(b)Transfer Procedure. The Warrant(s) (and any Warrant Shares (other than Warrant Shares issued following an Initial Public Offering, but subject to compliance with any applicable lock-up agreement and securities laws)) shall not be transferable without the prior written consent of the Company, except that Holder may transfer the Warrant(s) and any Warrant Shares to any Affiliate of Holder without the Company’s prior written consent.

7.General Provisions.

(a)Entire Agreement. This Agreement (including the Exhibit) constitutes the entire agreement among the parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the subject matter of, or the transactions contemplated by, this Agreement. Neither this Agreement nor any of its provisions may be modified, changed, waived, discharged, or terminated orally. This Agreement may be modified, changed, waived, discharged, or terminated only by an agreement in writing signed by the party against whom or which the enforcement of such modification, change, waiver, discharge, or termination is sought.

(b)Assignment, Successors and Assigns. The rights and obligations under this Agreement may be assigned by Holder only with the prior written consent of the Company, exercisable in its sole and absolute discretion, except that Holder may assign its rights and obligations under this Agreement to any Affiliate of Holder without the Company’s prior written consent. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)Notices. All notifications, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when mailed (with return receipt requested), emailed, faxed (which is confirmed), or sent via a recognized overnight courier service such as Federal Express, to the parties at the addresses set forth on the signature page, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

(e)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)Certain Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if this Agreement is not performed in accordance with its terms or otherwise is breached and that a party will be entitled to seek an injunction and other equitable relief (without posting any bond or other security) to prevent breaches hereof and to enforce specifically this Agreement and its terms in addition to any other remedy to which such party may be entitled hereunder.

(g)Termination.  The Company's obligations hereunder (including to issue any Warrant Shares or make any cash payments) hereunder shall expire and terminate on May 12, 2028 (the "Expiration Date").

(h)Product Advisory Board.  For so long as (i) any Warrant is outstanding, or (ii) the Holder owns any Warrant Shares, the Company shall maintain a Product Advisory Board and the Holder shall have the right to designate one (1) member of the Product Advisory Board.

(i)Use of Names/Marks.  Except as required by applicable law or regulation (including requests of any court or regulator) or as otherwise permitted by any separate agreement between the Company or any of its Affiliates and the Holder or any of its Affiliates, no party shall, and each party shall ensure that its Affiliates do not, use any names, trademarks, service marks or trade names of the other party or any of such other party’s Affiliates in any form of advertising and publicity or public statements, including press releases, without the prior written consent of the applicable other party, which consent such other party may give or withhold in its sole discretion; provided, however, that this Section 7(i) shall not prohibit the Company from disclosing Holder’s status as an equityholder of the Company or as an investor in the Company or its subsidiaries.  Subject to the foregoing, neither any party nor any of its Affiliates will have rights in or to any names, trademarks, service marks or trade names of the other party or any of such other party’s Affiliates as a result of this Agreement, except as expressly permitted by a separate written agreement between the applicable parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the Effective Date.

JPMC STRATEGIC INVESTMENTS I CORPORATION

By:	/s/ Nathaniel Abrams
Name:	Nathaniel Abrams
Title:	Managing Director
Address per Section 7(c):
JPMC Strategic Investments I Corporation
277 Park Avenue, Fl. 12
New York, NY 10172
Attn:
JPMC Strategic Investments I Corporation

PAYMENTUS HOLDINGS, INC.

By:	/s/ Dushyant Sharma
Name:	Dushyant Sharma
Title:	Chief Executive Officer
Address per Section 7(c):
Paymentus Holdings, Inc.
Attn: John Morrow
18390 NE 68th St.
Redmond, WA 98052
Email: jmorrow@paymentus.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
Attention:	Shelly M. Hirschtritt, P.C.
Kevin W. Mausert, P.C.
Tushin Shah

300 N. LaSalle
Chicago, IL 60654
Email:	shirschtritt@kirkland.com
kevin.mausert@kirkland.com
tushin.shah@kirkland.com

EXHIBIT A

Form of Warrant

(see attached)

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTION 5.2 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

FORM OF WARRANT

Company: Paymentus Holdings, Inc., a Delaware corporation

Number of Shares: [      ]1, subject to adjustment as provided in this Warrant

Type/Series of Stock: []2, subject to adjustment as provided in this Warrant

Warrant Price: []3, subject to adjustment as provided in this Warrant

Issue Date: [      ]

Expiration Date: Seven years following the Issue Date. See also Sections 1.7(a) and 5.1.

Background: This Warrant (“Warrant”) is issued in connection with that certain Warrant Agreement, dated as of May 7, 2021 (the “Warrant Agreement”), between the Company and Holder (as defined below)

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, JPMC Strategic Investments I Corporation, a Delaware corporation (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”), is entitled to purchase up to the number of fully paid and non-assessable shares (the “Shares”) of the Type/Series of Stock (the “Class”) provided for above of Paymentus Holdings, Inc., a Delaware corporation (the “Company”), at the Warrant Price provided for above, all as set forth in, as adjusted pursuant to, and upon the terms and conditions set forth in this Warrant.

SECTION 1 EXERCISE.

1.1Exercise.  The Shares will only be exercisable by Holder (i) in connection with or following an Initial Public Offering (subject to complying with Section 1.8), (ii) immediately prior to, but contingent upon, a Sale of the Company, (iii) immediately prior to, but contingent upon, or after, a SPAC Transaction, or (iv) from the date which is thirty (30) days prior to the Expiration Date until the Expiration Date.

1.2Method of Exercise. Holder may, from time to time, during the Exercise Period (as defined below), exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the "Notice of Exercise") and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.3, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

[1]	To be determined pursuant to Section 2(b) of the Warrant Agreement.
[2]	To be determined pursuant to Section 2(b) of the Warrant Agreement.
[3]	To be determined pursuant to Section 2(b) of the Warrant Agreement.

1.3Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.2 above, but otherwise in accordance with the requirements of Section 1.2, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);
A =	the Fair Market Value (as determined pursuant to Section 1.4 below) of one Share; and

B =the Warrant Price.

1.4Fair Market Value. If the Common Stock is then traded on a nationally recognized securities exchange (a “Trading Market”) and the Class is Common Stock, then the fair market value of a Share shall be the closing price or last sale price of a share of the Common Stock reported for the trading day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Common Stock is then traded on a Trading Market and the Class is convertible into Common Stock, then the fair market value of a Share shall be the closing price or last sale price of a share of the Common Stock reported for the trading day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of Common Stock into which a Share is then convertible. If the Common Stock is not traded in a Trading Market, then the Board of Directors of the Company (the “Board”) shall determine the fair market value of a Share in good faith.

1.5Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.2 or 1.3 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.6Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.7Acquisitions.

(a)Acquisition Transactions. Upon the consummation of an Acquisition and absent the Holder's election to exercise this Warrant pursuant to Section 1.2 or 1.3, the Company may terminate this Warrant for a payment (in the form of consideration received by the holders of the Company's Common

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Stock in such Acquisition and such payment shall be paid substantially as and when the holders of the Company's Common Stock receive consideration payable to them in respect of their Common Stock in connection with the Acquisition) per share of Common Stock issuable hereunder at the time of the closing of the Acquisition equal to the excess of the price per share of Common Stock paid to the holders of the Company's Common Stock at the closing of the Acquisition over the Warrant Price. In order to receive any such payment pursuant to the foregoing sentence, the Holder shall, at the request of the Company, execute any documents that all holders of Common Stock are required to execute in connection with such Acquisition or as required by the Warrant Agreement. In the event of an Acquisition where the fair market value of one Share as determined in accordance with Section 1.4 above would be less than the Warrant Price in effect immediately prior to such Acquisition, then this Warrant will expire immediately prior to the consummation of such Acquisition.

(b)Treatment on SPAC Transaction. Upon the closing of a SPAC Transaction, if the Holder does not exercise this Warrant in full pursuant to Section 1.2 or 1.3 or the Company does not elect to terminate this Warrant pursuant to Section 1.7 the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such SPAC Transaction, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

1.8Lock-Up Agreements. As a condition precedent to any exercise of this Warrant into or for the Shares in connection with or following an Initial Public Offering, Holder (or such other person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant) shall be required to execute and become a party to any lock-up, holdback or similar agreements requested by the underwriter(s) managing such Initial Public Offering, in each case with such modifications and exceptions as may be approved by the Company.  Without limiting the generality of the foregoing, Holder (or such other person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant) agrees that in connection with the Initial Public Offering not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144 promulgated under the Act), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be beneficially owned by Holder (or such other person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant) in accordance with the rules and regulations of the United States Securities and Exchange Commission) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Holders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for the Initial Public Offering, in each case with such modifications and exceptions as may be approved by the Company (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”).  The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 1.8 until the end of such Holdback Period.

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SECTION 2 ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1Stock Dividends, Splits, Etc. If, on or after the Issue Date, the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If, on or after the Issue Date, the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If, on or after the Issue Date, the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.4 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4Notice/Certificate as to Determinations and Adjustments. Upon each determination or adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within seven (7) business days setting forth the determinations or adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such determination or adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such determination or adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such determination or adjustment.

2.5Cap on Shares. Notwithstanding anything to the contrary in this Warrant, this Warrant may not be exercised, in whole or in part, to the extent that such exercise would result in the Holder receiving Voting Warrant Shares in an amount which, when combined with any other shares of the Company held by the Holder, would provide the Holder with the right to cast the vote of five percent (5%) or more of the shares, or votes arising out of such shares, entitled to vote on any given matter on which shares may vote.

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SECTION 3 REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into Common Stock or such other securities.

(b)All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into this Warrant, and to issue this Warrant and Shares which may be issued upon the exercise of this Warrant, has been taken or will be taken prior to the Issue Date. All action on the part of the officers of the Company necessary for the execution and delivery of this Warrant and the performance of all obligations of the Company hereunder has been taken. This Warrant constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)Assuming the accuracy of the Holder’s representations and warranties in Section 4, the execution, delivery and performance of this Warrant will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.2Notice of Certain Events. If the Company proposes at any time to effect an Acquisition or an Initial Public Offering then, in connection with each such event, the Company shall give Holder at least ten (10) business days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice). The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant and any securities to be acquired upon conversion thereof by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public

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resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof and any securities exercisable upon conversion thereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof and any securities exercisable upon conversion thereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6No Stockholder Rights. Without limiting any term or provision of this Warrant, Holder agrees that, as a Holder of this Warrant, it will not have any rights as a stockholder in respect of the Shares issuable on exercise hereof until the exercise of this Warrant.

SECTION 5 MISCELLANEOUS.

5.1Term. Subject to the provisions of Section 1.7(a) above, this Warrant is exercisable in whole or in part at any time and from time to time on or after Issue Date and on or before 5:00 PM, Central time, on the Expiration Date (such period being the “Exercise Period”) and shall be void after the end of the Exercise Period.

5.2Transfer Procedure. Sections 5 and 6 of the Warrant Agreement shall govern the transfer of all or part of this Warrant by the Holder. In connection with any proposed transfer permitted pursuant to the Warrant Agreement, the Holder will give the Company notice of the portion of the Warrant proposed to be transferred (which shall be in the form attached hereto as Appendix 2 and shall be accompanied by surrender of this Warrant for reissuance to the transferee(s) (and Holder if applicable)).

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5.3Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) business day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first business day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.3. All notices to the Holder shall be addressed as follows until the Company receives notice of a change in address:

JPMC Strategic Investments I Corporation
Attn: Nathaniel Abrams
277 Park Avenue, 12th Floor
New York, NY 10172
Email: nathaniel.b.abrams@jpmorgan.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Paymentus Holdings, Inc.
Attn: John Morrow
18390 NE 68th St.
Redmond, WA 98052
Email: jmorrow@paymentus.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
Attention:	Shelly M. Hirschtritt, P.C.
Kevin W. Mausert, P.C.
Tushin Shah
300 N. LaSalle
Chicago, IL 60654
Email:	shelly.hirschtritt@kirkland.com
kevin.mausert@kirkland.com
tushin.shah@kirkland.com

5.4Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.5Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.6Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.7Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

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5.8Definitions; Interpretation. Capitalized terms used and not defined herein have the respective meanings given to such terms in the Warrant Agreement. In the event that the last day for performance of an act or the exercise of a right hereunder falls on a day other than a business day, then the last day for such performance shall be the first business day immediately following the otherwise last day for such performance or such exercise.

5.9Termination by Holder; Put Right.  This Warrant may be terminated anytime and without any liability to the Company (subject to any applicable payment pursuant to this Section 5.9) by the Holder at its election effective immediately upon written notice to the Company.  The Holder may, in its sole discretion (such right, the “Holder Put Right”), provide written notice (the “Holder Put Notice”) to the Company to have the Company purchase all (but not less than all) of the Warrant Shares (the “Put Securities”) held by the Holder (“Holder Put”) for an aggregate purchase price of $1.00.  Following receipt of the Holder Put Notice, the Company shall, subject to compliance with law, available cash and any contractual restrictions applicable to the Company and its Subsidiaries, purchase all the Put Securities as soon as reasonably practicable after the Company’s receipt of the Holder Put Notice, and in any event within ten (10) business days (the “Holder Put Closing”).  In the event the Company is unable to consummate the Holder Put promptly after receipt of the Holder Put Notice, the Holder may rescind the Holder Put and instead notify the Company of cancellation of this Warrant pursuant to the first sentence of this Section 5.9.

[Remainder of page left blank intentionally; signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

PAYMENTUS HOLDINGS, INC.

By:
Name:
(Print)
Title:

“HOLDER”
JPMC STRATEGIC INVESTMENTS I CORPORATION

By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.The undersigned Holder hereby exercises its right to purchase _______ shares of the ____________ [insert Type/Class] of Paymentus Holdings, Inc. (the “Company”) in accordance with the attached Warrant, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	Wire transfer of immediately available funds to the Company’s account
[ ]	Cashless Exercise pursuant to Section 1.3 of the Warrant
[ ]	Other [Describe]

2.Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

Appendix 1

APPENDIX 2

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the right represented by the attached Warrant to purchase ______ shares of the _________ [insert Type/Class] of Paymentus Holdings, Inc. (the “Company”) to which the attached Warrant relates, and appoints _______ attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

Appendix 2